                                                                    EXHIBIT 10.4

                       SETTLEMENT AGREEMENT AND RELEASE
                       --------------------------------

                                  I.  PARTIES
                                      -------

     This Settlement Agreement ("Agreement") is entered by and among:

     A. The United States of America, acting through its Department of Justice and the United States Attorney's Office for the District of Massachusetts, and on behalf of the United States Department of Health and Human Services ("HHS") through its office of Inspector General ("HHS-OIG") (collectively the "United States"); and B. National Medical Care, Inc. ("NMC"), a Delaware corporation and a wholly owned subsidiary of Fresenius Medical Care Holdings, Inc. including its Dialysis Services Division ("DSD"); Clinical Diagnostic Systems, Inc. ("CDS"), a Florida corporation and wholly owned subsidiary of NMC; NMC Diagnostic Services, Inc. ("DSI"), a Delaware corporation and wholly owned subsidiary of NMC; Bio-Medical Applications Management Company, Inc. ("BMAMC"); NMC's and BMAMC's subsidiary entities that provide dialysis services ("Dialysis Facilities") including those listed on the attached Exhibit E; and Fresenius Medical Care Holdings, Inc. ("FMCH")(d/b/a Fresenius Medical Care North America).

     Collectively, all of the above will be referred to as "the Parties".

                                 II.  PREAMBLE
                                      --------

     A. WHEREAS, at all relevant times, NMC primarily was in the business of providing dialysis and related services to patients with End-Stage Renal Disease ("ESRD") throughout the United States.

     B. WHEREAS, NMC, CDS, DSI, DSD and the Dialysis Facilities submitted or caused to be submitted ESRD claims for payment to the Medicare program, Title XVIII of the Social Security Act, 42 U.S.C. (S)(S) 1395-1395ddd (1997), which is administered by HHS;

     C. WHEREAS, the United States contends that it has certain civil claims against NMC, CDS, DSI, DSD and the Dialysis Facilities, and against FMCH as parent, for violations of the federal statutes and/or common law doctrines specified in Paragraph 8 of the Terms and Conditions below, in connection with the following conduct ("the Covered Conduct"):

     1.   Doppler Flow Test Clinical Study
          ---------------------------------

     a. Beginning in 1991, NMC, through DSD, planned and carried out a clinical cohort and intervention study involving color flow doppler ultrasound examination ("Doppler Flow Tests" or "DFTs") of hemodialysis access sites of various patients at the Dialysis Facilities. The purpose of the DFT clinical study included determining if baseline DFTs could be a predictor of access failure, assessing the interrelationships and effects which hematocrit and EPO dose have on the probability of access failure given a specified DFT profile, and determining the correlation of vascular access disease progression. The results of this study were published in 1998 in the American Journal Of Nephrology in an article entitled, Predicting Hemodialysis Access

Failure with Color Flow Doppler Ultrasound. The DFTs involved in this study were performed during the period approximately July 1991 to April 1994.

     b. NMC, DSI, CDS, BMAMC, and the Dialysis Facilities submitted or caused to be submitted claims to the Medicare Program seeking reimbursement for the technical component of the DFTs performed in the DFT clinical study. Such claims/billings were improper because the tests were conducted for research purposes, and/or were not otherwise reasonable and medically necessary for the diagnosis or treatment of illness or injury or to improve the functioning of a malformed body member for the patient(s) for whom the claim was submitted and
the service billed.   In addition, NMC, DSI, CDS, DSD, and the Dialysis
Facilities caused individual physicians to submit claims to Part B of the Medicare Program seeking reimbursement for the professional or interpretation component of the DFTs performed in the DFT clinical study. Such claims/billing were improper because the underlying technical components were not reimbursable.

     2.   Bioelectrical Impedance Analysis Test Clinical Study
          ----------------------------------------------------

     a. From approximately January 1, 1995 through June 30, 1995, NMC through DSD, carried out Phase II of a clinical study involving bioelectrical impedance analysis ("BIA") tests. This phase involved providing one or more BIA tests to various patients at the Dialysis Facilities. The purpose of this BIA clinical study was to assess if BIA test results predict mortality and to assess correlations with other nutritional measurements.

     b. NMC, DSI, CDS, BMAMC, and the Dialysis Facilities submitted or caused to be submitted claims to the Medicare Program seeking reimbursement for the technical component for the BIA tests performed as part of the BIA Clinical Study. Such claims/billings were improper because the tests were conducted for research purposes, and/or were not otherwise reasonable and medically necessary for the diagnosis or treatment of illness or injury or to improve the functioning of a malformed body member for the patient for whom the claim was submitted and the service billed.

               Medical Director Compensation
               -----------------------------

          The United States also contends that it has certain civil claims against NMC for violations of the federal statutes and/or common law doctrines enumerated in Paragraph 9 of the Terms and Conditions below, for compensation paid or offered to physicians for serving as the medical directors of BMA dialysis facilities, to the extent that this compensation reflected services rendered for years through 1994, under contracts entered into prior to December 31, 1994.

     D. WHEREAS, the United States also contends that it has certain administrative claims against CDS, DSI, NMC, DSD, the Dialysis Facilities, and against FMCH, as parent, under the provisions for permissive exclusion from the Medicare, Medicaid and other federal health care programs, 42 U.S.C. (S) 1320a-7(b), and the provisions for civil monetary penalties, 42 U.S.C. (S) 1320a-7a, for the Covered Conduct.

     E. WHEREAS, NMC, CDS, DSI, DSD, the Dialysis Facilities, and FMCH specifically deny and affirmatively contest the contentions of the United States as set forth in Preamble Paragraph C, above, and specifically deny any wrongdoing in connection with those claims; and further contend that their practices described in the Covered Conduct, were appropriate and lawful and did not result in any violations of federal law, state law, or common law doctrines, and do not give rise to any civil or administrative cause of action; and

     F. WHEREAS, in order to avoid the delay, uncertainty, inconvenience and expense of protracted litigation of these claims, the Parties reach a full and final compromise of claims that the United States has against NMC, CDS, DSI, DSD and the Dialysis Facilities and FMCH as parent, for the Covered Conduct, pursuant to the Terms and Conditions set forth below.

                          III.  TERMS AND CONDITIONS
                                --------------------

     NOW, THEREFORE, in reliance on the representations contained herein and in consideration of the mutual promises, covenants, and obligations in this Agreement, and for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

     1. NMC and FMCH, collectively, shall pay to the United States the sum of two million eight hundred thirty five thousand thirty two dollars ($2,835,032) ("the Settlement Amount"), and this sum shall constitute a debt immediately due and owing to the United States on the "First Payment Date", which is the later of the dates on which (a) the four civil Settlement Agreements are fully executed by the Parties, (b) all notices of dismissal described in the civil Settlement Agreements are docketed by the Court, or (c) the Court accepts LIFECHEM, INC.'s, NMC Medical Products, Inc.'s, and NMC Homecare, Inc.'s guilty pleas and imposes the sentences set forth in their respective Plea Agreements. NMC and FMCH, collectively, shall pay the Settlement Amount to the United States according to the schedule, terms and instructions contained in the Promissory Note executed contemporaneously with this Agreement, attached as Exhibit A, and incorporated herein by reference.

     2. As an express condition of the Settlement Agreement, to secure NMC's and FMCH's payment obligations under Paragraph 1 of this Agreement (and the other civil Settlement Agreements and criminal Plea Agreements being executed at the same time), NMC and FMCH shall:

          (a) procure from the Bank of Nova Scotia and deliver or cause to be delivered to the United States Attorney's Office for the District of Massachusetts, on or before January 19, 2000, an amendment to the unconditional, irrevocable Letter of Credit No. S020/43695/96 issued to the United States of America on September 27, 1996 (the "Letter of Credit") to increase the amount of the Letter of Credit to $189,634,446.00. Such amendment shall be in the form attached as Exhibit B. Within 10 days of receipt by the U.S. Attorney's Office of written confirmation from the transferring bank that a quarterly payment or prepayment of such quarterly payments, has been made to the United States, the United States shall provide written permission to the Bank of Nova Scotia to reduce the amount available for drawing under Letter of Credit No. S020/43695/96 by the amount of the principal payment received. In the event that the entire outstanding payment obligation secured by the Letter of Credit is prepaid, then the United States shall provide written permission to reduce the amount available for drawing to zero. The United States shall return this Letter of Credit for cancellation when all obligations are paid in full or it is determined, by the United States, or pursuant to a final and non-appealable order of a court of competent jurisdiction, that NMC and FMCH have fulfilled all payment obligations pursuant to this Agreement.

          (b) On January 19, 2000, NMC and FMCH shall establish an escrow account in an initial amount of $236,401,919.00 to be held by an independent third party agreeable to the United States, and NMC and FMCH shall increase the escrow amount each day in an amount of $48,546.00 (through accrued interest and/or deposits), beginning on January 20, 2000 and continuing through April 15, 2000, when NMC and FMCH shall increase the escrow amount by an additional amount each day of $7,271.00 (through accrued interest and/or deposits), for each quarterly payment due before the first payment is due on the First Payment Date. On the First Payment Date, all funds in the escrow account shall be paid to the United States to satisfy the payment obligation in Paragraph 1. The terms and conditions of this escrow account shall in no way limit NMC's and FMCH's payment obligations to the United States secured by the Letter of Credit.

     3. NMC and FMCH are in default of this Agreement on the date of occurrence of any of the following events ("Events of Default"):

          a. NMC's and FMCH's failure to procure, deliver or maintain the Letter of Credit;

          b. Failure by NMC's and FMCH's failure to pay any amount provided for in the Promissory Note attached as Exhibit A within 2 days of when such payment is due and payable;

          c. If prior to making the full payment of the amount due under the Promissory Note or Paragraph 1 above,(i) NMC and/or FMCH commences any case, proceeding, or other action (A) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief of debtors, or seeking to adjudicate NMC and/or FMCH as bankrupt or insolvent, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for NMC and/or FMCH or for all or any substantial part of NMC's and/or FMCH's assets; or (ii) there shall be commenced against NMC and/or FMCH any such case, proceeding or other action referred to in clause (i) which results in the entry of an order for relief and any such order remains undismissed, or undischarged or unbonded for a period of thirty (30) days; or
(iii) NMC and/or FMCH takes any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this sub-Paragraph 3.c.;

          d. NMC's and FMCH's failure to establish, maintain or make the required payments to the escrow account described in Paragraph 2b.

     1. If payments due under Paragraph 1 are received late, but within the two-day grace period provided in Paragraph 5.b. of the Promissory Note, interest incurred during such grace period will be assessed at two times the daily amount in effect on the date the payment was due.

               5. NMC and FMCH shall provide the United States written notice of an Event of Default within two (2) business days of such event by overnight mail, or facsimile followed by overnight delivery, to the United States Attorney's Office, District of Massachusetts, One Courthouse Way, Suite 9200, Boston, MA 02210, Attention: Suzanne E. Durrell, Assistant U.S. Attorney (or to the attention of such other person as may be designated in writing by the United States Attorney's Office).

               6. Immediately upon the occurrence of an Event of Default, without further notice or presentment and demand by the United States:

                    a. The Settlement Amount plus accrued interest through the end of the applicable quarter as set forth in Paragraph 1 of the Promissory Note (minus any payments to date of principle and accrued interest) shall become immediately due and payable ("Settlement Default Amount"). Interest shall be calculated on the Settlement Default Amount at the Prime Rate as published in the Wall Street
                                                               -----------
          Journal on the Effective Date of this Agreement plus 5% from the date
          -------
          of the Event of Default.

                    b. In addition, NMC and FMCH will pay the United States all reasonable costs of collection and enforcement of this Agreement, including attorney's fees and expenses, plus interest described in Paragraph 6.a. above. The Settlement Default Amount, plus interest, described in Paragraph 6.a. above, together with the costs of collection and enforcement described in this sub-paragraph, will be referred to as the "Default Obligation".

               7. Upon the occurrence of an Event of Default, the United States may exercise, at its sole option, one or more of the following rights:

                    a. The United States may draw the full amount available for drawing under the Letter of Credit and retain all proceeds thereof.

                    b. The United States may enforce the terms of the Guarantee Agreement between the United States of America, Fresenius Medical Care GMBH, a German corporation and the predecessor of Fresenius Medical Care AG, W.R. Grace & Co., a New York corporation, and National Medical Care, Inc., dated July 31, 1996, attached as Exhibit C.

                    c. The United States retains any and all other rights and remedies it has or may have under law and equity.

                    d.   No failure or delay on the part of the United
          States to exercise any right or remedy shall operate as a waiver of the United States' rights. No single or partial exercise by the United States of any right or remedy shall operate as a waiver of the United States' rights.

               8.   In an Event of Default under Paragraph 3.c. above
          (Commencement of Bankruptcy or Reorganization Proceeding):       a.
          NMC and FMCH agree not to contest or oppose any motion filed by the United States seeking relief from or modification of the automatic stay of 11 U.S.C. (S) 362(a); not to seek relief under 11 U.S.C. (S) 105 to enjoin or restrain the United States from recovering monies owed by NMC and FMCH arising out of this Agreement or the attached Promissory Note, or from recovering monies through presentment against the

          Letter of Credit. NMC and FMCH recognize that this express waiver is in consideration for the settlement of claims by the United States described in Paragraph C above, under the terms and conditions contained in this Settlement Agreement.

                    b. By expressly waiving the automatic stay provision, NMC and FMCH agree not to oppose or interfere with any motion made in federal court (including bankruptcy courts) by the United States to suspend payments to NMC and DSD from the Title XVIII (Medicare), Title XIX (Medicaid) programs, and other federal health care programs;

                    c. This Agreement shall be voidable at the sole option of the United States;

                    d. If any term(s) of this Agreement are set aside for any reason, including as a result of a preference action brought pursuant to 11 U.S.C. (S) 547, the United States, at its sole option and in its discretion, may rescind all terms of this Agreement and seek recovery of the full amount of claims and allegations identified herein and in the Civil Actions, or, in the alternative, enforce the remaining terms of this Agreement. In the event of rescission of this Agreement, all Parties reserve all rights, claims, and defenses that are available under law and equity as of the Effective Date of this Agreement; and

                    e. In addition to the rights enumerated in Paragraph 8.a. through 8.d. above, the United States and all other Parties shall retain all rights and claims they have or may have under law and equity.

               9. Subject to the exceptions and limitations in Paragraph 10 below, in consideration of the obligations of NMC and FMCH set forth in this Agreement, conditioned upon payment in full of the Settlement Amount, subject to Paragraph 23 (concerning bankruptcy proceedings commenced within 91 days of any payment under this Agreement), the United States, on behalf of itself, and its officers, agents, agencies, and departments, will release and will be deemed to have released FMCH, BMAMC, NMC, DSI, CDS, the Dialysis Facilities and their parents, and the affiliates and subsidiaries listed on the attached Exhibit D (collectively, the parties described in Preamble Paragraph B and the corporate entities listed on Exhibit D constitute the NMC Companies within the meaning of this Agreement), and the current directors, officers, employees, and agents of the NMC Companies who were not employed by or in any way affiliated with DSD, NMC, or NMC's parents, subsidiaries, divisions, or affiliates at any time prior to September 30, 1996, from any civil or administrative monetary claim (including recoupment claims) that the United States has or may have under the False Claims Act, 31 U.S.C. (S)(S) 3729-3733; the Program Fraud Civil Remedies Act, 31 U.S.C. (S)(S) 3801-3812; the Civil Monetary Penalties Law, 42 U.S.C. (S) 1320a-7a; or common law claims for fraud, payment by mistake of fact, breach of contract or unjust enrichment for the conduct described in Preamble Paragraph C above with respect to Medicare.

               10. Notwithstanding any term of this Agreement, the United States specifically does not release the NMC Companies, or any individual from any and all of the following: (a) any potential criminal, civil or administrative claims arising under Title 26, U.S. Code (Internal Revenue Code); (b) any criminal liability; (c) any potential liability to the United States (or any agencies thereof) for any conduct other than that identified in Preamble Paragraph C above;
          (d) any entities not specifically included on the list of NMC entities set forth in Exhibit D; (e) any claims based upon such obligations as are created by this Agreement; (f) except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs; (g) any express or implied warranty claims or other claims for defective or deficient products and services provided by DSD, DSI, CDS, or the Dialysis Facilities including quality of testing or product claims;
          (h) any claims for personal injury or property damage or for other consequential damages arising from the conduct described in Paragraph C above; (i) any claims based upon failure to deliver items or services; (j) any civil or administrative claims against any individual who was an officer, director, trustee, agent, employee, or was in any way affiliated with CDS, DSI, DSD, NMC, or NMC's parents, subsidiaries, divisions, or affiliates at any time prior to September 30, 1996; or (k) any civil or administrative claims against any individual, including current directors, officers, employees and agents who receives written notification that he or she is a target of the criminal investigation, who is criminally indicted or convicted of an offense, or who enters a criminal plea related to the conduct alleged in Preamble Paragraph C above.

               11. FMCH, on behalf of itself and its parents, affiliates, subsidiaries, and divisions, including but not limited to NMC, has entered into a Corporate Integrity Agreement with HHS-OIG, which is incorporated by reference into this Agreement. FMCH will immediately upon execution of this Agreement implement its obligations under the Corporate Integrity Agreement.

               12. In consideration of the obligations of NMC and FMCH set forth in this Agreement, conditioned upon payment in full of the Settlement Amount, subject to Paragraph 23 below (concerning bankruptcy proceedings commenced within 91 days of any payment under this Agreement), and conditioned upon FMCH's entering into the Corporate Integrity Agreement, the OIG-HHS agrees to release and refrain from instituting, directing, or maintaining any administrative claim or any action seeking exclusion from the Medicare, Medicaid or other Federal health care programs (as defined in 42 U.S.C. (S) 1320a-7b(f)) against the NMC Companies and the current directors, officers, employees, and agents of the NMC Companies who were not employed by or in any way affiliated with CDS, DSI, DSD, the Dialysis Facilities, NMC, or any of NMC's parents, subsidiaries, divisions, or affiliates at any time prior to September 30, 1996, under 42 U.S.C. (S) 1320a-7a (Civil Monetary Penalties Law) or 42 U.S.C. (S) 1320a-7(b) (permissive exclusion) for the conduct described in Preamble Paragraph C, except as reserved in Paragraph 10 above and as reserved in this Paragraph. The OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude the NMC Companies from the Medicare, Medicaid, or other Federal health care programs under 42 U.S.C. (S) 1320a-7(a)(mandatory exclusion). Nothing in this Paragraph precludes the OIG-HHS from taking action against entities or individuals for conduct and practices for which civil claims have been reserved in Paragraph 10 above.

               13. The NMC Companies waive and will not assert any defenses these entities may have to any criminal prosecution or administrative action relating to the conduct described in Preamble Paragraph C, which defenses may be based in whole or in part on a contention that, under the Double Jeopardy Clause of the Fifth Amendment of the Constitution or Excessive Fines Clause of the Eighth Amendment of the Constitution, this Settlement Agreement bars a remedy sought in such criminal prosecution or administrative action. The NMC Companies further agree that nothing in this Agreement is punitive in purpose or effect.

               14. The NMC Companies covenant to cooperate fully and truthfully with the United States' civil investigation of individuals and entities not specifically released in this Agreement. Upon reasonable notice, the NMC Companies will make reasonable efforts to facilitate access to, and encourage the cooperation of, its directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals, and will furnish to the United States, upon reasonable request, all non-privileged documents and records in its possession, custody or control.

               15. On the effective date of this Agreement, the NMC Companies release and will be deemed to have released the United States, its agencies, employees, servants, and agents from any claims (including attorneys fees, costs, and expenses of every kind and however denominated) which the NMC Companies have or may have against the United States, its agencies, employees, servants, and agents, related to or arising from the United States' civil, criminal and administrative investigation and prosecution of DSD, DSI, CDS, the Dialysis Facilities, NMC and FMCH involving the conduct specified in Paragraph C of the Preamble.

               16. The Settlement Amount that NMC and FMCH must pay pursuant to Paragraph 1 of this Agreement will not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare carrier or intermediary, Railroad Retirement Medicare carrier, TRICARE, Federal Employees Health Benefits Program ("FEHBP"), or Veteran's Administration

          ("VA"), or any Medicaid payor, related to the conduct described in Preamble Paragraph C; and the NMC Companies agree not to resubmit to any Medicare carrier or intermediary, Railroad Retirement Medicare carrier, TRICARE, FEHBP, VA, or any Medicaid payor any previously denied claims related to the conduct described in Preamble Paragraph C, and agree not to appeal any such denials of claims.

               17. The NMC Companies agree that all costs (as defined in the Federal Acquisition Regulations ("FAR") (S) 31.205-47 and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. (S)(S) 1395-1395ddd (1997) and 1396-1396v(1997), and the regulations promulgated thereunder) incurred by or on behalf of the NMC Companies, and their divisions, subsidiaries and affiliates, and their present and former officers, directors, employees, shareholders and agents in connection with: (a) the matters covered by this Agreement; (b) the Government's audits, administrative, civil and criminal investigation and prosecution of CDS, DSI, DSD, the Dialysis Facilities, NMC, and FMCH;
          (c) these corporate entities' investigation, defense, and corrective actions undertaken in response to the Government's administrative, civil and criminal investigations, and in connection with the matters covered by this Agreement, and including the obligations undertaken pursuant to the Corporate

          Integrity Agreement (including attorney's fees); (d) the negotiation and performance of this Agreement, and the Corporate Integrity Agreement; and (e) the payments made to the United States provided for in this Agreement, are unallowable costs on Government contracts and under Medicare, Railroad Retirement Medicare, Medicaid, TRICARE, FEHBP, and the VA programs (hereafter, "unallowable costs"). These unallowable costs will be separately estimated and accounted for by the NMC Companies and these entities will not charge such unallowable costs directly or indirectly to any contracts with the United States or any Medicaid program, or seek payment for such unallowable costs through any cost report, cost statement, information statement or payment request submitted by the NMC Companies or any of their divisions, subsidiaries or affiliates to the Medicare, Railroad Retirement Medicare, Medicaid, TRICARE, VA or FEHBP programs.

               The NMC Companies further agree that within 270 days of the effective date of this Agreement these entities will identify to applicable Medicare, Railroad Retirement Medicare, and TRICARE fiscal intermediaries, carriers and/or contractors, and Medicaid, VA and FEHBP fiscal agents, any unallowable costs (as defined above) included in payments previously sought from the United States, or any Medicaid Program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by the NMC Companies or any of their subsidiaries, affiliates, or divisions and will request, and agree, that such cost reports, cost statements, information reports or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the unallowable costs. The NMC Companies agree that the United States will be entitled to recoup from the NMC Companies any overpayment as a result of the inclusion of such unallowable costs on previously-submitted cost reports, information reports, cost statements or requests for payment. Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice, and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by the NMC Companies, or any of their subsidiaries, affiliates or divisions, on the effect of inclusion of unallowable costs (as defined above) on the NMC Companies or any of their subsidiaries, affiliates or divisions' cost reports, cost statements or information reports. Nothing in this Agreement shall constitute a waiver of the rights of the United States to examine or reexamine the unallowable costs described above.

               18. This Agreement is intended to be for the benefit of the Parties only, and by this instrument the

          Parties do not release any claims against any other person or entity except as specifically identified in Paragraphs 9 and 11, above.

               19. The NMC Companies agree that they will not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents, sponsors, estates, heirs, successors or assigns. The NMC Companies waive any causes of action against these beneficiaries or their parents, sponsors, estates, heirs, successors, or assigns based upon the claims for payment covered by this Agreement.

               20. Nothing in this Agreement constitutes an agreement by the United States concerning the characterization of the amounts paid hereunder for purposes of any proceeding under Title 26 of the Internal Revenue Code.

               21. Except as provided in Paragraph 6, each party to this Agreement will bear its own legal and other costs incurred in connection with this matter, including by way of example only, all costs incurred in the investigation and defense of this matter, the preparation and performance of this Agreement, and all corrective actions taken in response to the investigation and resolution of this matter.

               22. NMC and FMCH expressly warrant that they have reviewed their financial condition and that they currently are solvent on a consolidated basis within the meaning of 11 U.S.C. Section 547(b)(3), and expect to remain solvent on a consolidated basis following payment to the United States hereunder. Further, the Parties expressly warrant that, in evaluating whether to execute this Agreement, the Parties (a) have intended that the mutual promises, covenants and obligations set forth herein constitute a contemporaneous exchange for new value given to NMC and FMCH within the meaning of 11 U.S.C. Section 547(c)(1), and (b) have concluded that these mutual promises, covenants, and obligations do, in fact, constitute such a contemporaneous exchange.

               23. In the event NMC or FMCH commences, or a third party commences, within 91 days of any payment under of this Agreement, any case, proceeding, or other action (i) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief of NMC and/or FMCH's debts, or seeking to adjudicate NMC and/or FMCH as bankrupt or insolvent, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for NMC and/or FMCH or for all or any substantial part of NMC and/or FMCH's assets, NMC and FMCH agree as follows:

                    a. NMC and FMCH's obligations under this Agreement may not be avoided pursuant to 11 U.S.C.

          Section 547, and NMC and FMCH will not argue or otherwise take the position in any such case, proceeding or action that: (i) NMC and/or FMCH's obligations under this Agreement may be avoided under 11 U.S.C.
          Section 547; (ii) NMC and FMCH were insolvent on a consolidated basis at the time this Agreement was entered into, or became insolvent on a consolidated basis as a result of the payment made to the United States hereunder; or (iii) the mutual promises, covenants and obligations set forth in this Agreement do not constitute a contemporaneous exchange for new value given to NMC and/or FMCH.

                    b. In the event that NMC and/or FMCH's obligations hereunder are avoided pursuant to 11 U.S.C. Section 547, the United States, at its sole option, may rescind the releases in this Agreement, and bring any civil and/or administrative claim, action or proceeding against NMC, CDS, DSI, DSD, the Dialysis Facilities, and the NMC Companies and/or FMCH for the claims that would otherwise be covered by the releases provided in Paragraphs 9 and 11 above. If the United States chooses to do so, CDS, DSI, DSD, the Dialysis Facilities, NMC and FMCH agree that (i) any such claims, actions or proceedings brought by the United States (including any proceedings to exclude any of the NMC Companies from participation in Medicare, Medicaid, or other federal health care programs) are not subject to an "automatic stay" pursuant to 11 U.S.C. Section 362(a) as a result of the action, case or proceeding described in the first clause of this Paragraph, and that CDS, DSI, DSD, the Dialysis Facilities, NMC and FMCH will not argue or otherwise contend that the United States' claims, actions or proceedings are subject to an automatic stay; (ii) that CDS, DSI, DSD, the Dialysis Facilities, NMC and FMCH will not plead, argue or otherwise raise any defenses under the theories of statute of limitations, laches, estoppel or similar theories, to any such civil or administrative claims, actions or proceeding which are brought by the United States within 90 calendar days of written notification to NMC and FMCH that the releases herein have been rescinded pursuant to this Paragraph, and (iii) the United States has a valid claim against CDS, DSI, DSD, the Dialysis Facilities, NMC and FMCH in the amount of the Default Obligation and the United States may pursue its claims in any case, action, or proceeding.

                    c. CDS, DSI, DSD, the Dialysis Facilities, NMC and FMCH acknowledge that their agreements in this Paragraph are provided in exchange for valuable consideration provided in this Agreement.

               24. CDS, DSI, DSD, the Dialysis Facilities, NMC and FMCH represent that this Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever.

               25.  This Agreement is governed by the laws of the United
          States. The Parties agree that the exclusive jurisdiction and venue for any disputes arising between and among the Parties under this Agreement will be the United States District Court for the District of Massachusetts, except that disputes arising under the Corporate Integrity Agreement shall be resolved exclusively upon the dispute resolution provisions set forth in the Corporate Integrity Agreement.

               26. The undersigned CDS, DSI, DSD, the Dialysis Facilities, NMC and FMCH signatories represent and warrant that they are authorized by their respective Board of Directors to execute this Agreement. The undersigned United States signatories represent that they are signing this Agreement in their respective official capacities and that they are authorized to execute this Agreement.

               27. Except for the representations in Paragraph 21 (regarding solvency), and Paragraph 23 (concerning bankruptcy proceedings commenced within 91 days of any payments under this Agreement), the Parties agree that nothing in this Agreement constitutes an admission by any person or entity with respect to any issue of law or fact.

               28. This Agreement is effective on the date of signature of the last signatory to the Agreement (the "Effective Date").

               29. This Agreement shall be binding on all successors, transferees, heirs and assigns.

               30. This Agreement, together with Exhibits A through E, and the Corporate Integrity Agreement, constitute the complete agreement among the Parties with regard to the conduct described in Preamble Paragraph C. This Agreement may not be amended except by written consent of the Parties, except that only FMCH and OIG-HHS must agree in writing to modification of the Corporate Integrity Agreement.

               31. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same Agreement.

                         THE UNITED STATES OF AMERICA
                         ----------------------------


          By:  /s/ Suzanne E. Durrell             Dated:  January 18, 2000
               --------------------------                 ----------------
               SUZANNE E. DURRELL
               Assistant U.S. Attorney
               District of Massachusetts

          By:  /s/ Patricia M. Connolly           Dated:  January 18, 2000
               --------------------------                 ----------------
               PATRICIA M. CONNOLLY
               Special Assistant U.S. Attorney
               District of Massachusetts

          By:  /s/ Maya Guerra                    Dated:  January 18, 2000
               --------------------------                 ----------------
               MAYA GUERRA
               Trial Attorney
               Civil Division
               U.S. Department of Justice

          By:  /s/ Lewis Morris                   Dated:      1/18/00
               --------------------------                 ------------------
               LEWIS MORRIS
               Assistant Inspector General
               Office of Inspector General
               U.S. Department of Health and
                    Human Services

                      CLINICAL DIAGNOSTIC SYSTEMS, INC.,
                        NMC DIAGNOSTIC SERVICES, INC.,
               Bio-Medical Applications Management Company, Inc.
                          NATIONAL MEDICAL CARE, INC.
                     FRESENIUS MEDICAL CARE HOLDINGS, INC.


          By:  /s/ Ben J. Lipps                   Dated:    1/18/00
               ------------------------                  --------------------
               Ben J. Lipps
               President
               Clinical Diagnostic Systems, Inc.

          By:  /s/ Ben J. Lipps                   Dated:    1/18/00
               ------------------------                  --------------------
               Ben J. Lipps
               President
               NMC Diagnostic Services, Inc.

          By:  /s/ Ben J. Lipps                   Dated:    1/18/00
               ------------------------                  --------------------
               Ben J. Lipps
               President
               Bio-Medical Applications Management Company, Inc.

          By:  /s/ Ben J. Lipps                   Dated:    1/18/00
               ------------------------                   --------------------
               Ben J. Lipps
               President
               National Medical Care, Inc.

          By:  /s/ Ben J. Lipps                   Dated:    1/18/00
               ------------------------                   --------------------
               Ben J. Lipps
               President
               Fresenius Medical Care Holdings, Inc.

          Acknowledged:
          -------------

          By: /s/ Jonathan E. Chiel       Dated: January 18, 2000
             --------------------------         -------------------
               JONATHAN CHIEL
               Counsel to Clinical Diagnostic
               Systems, Inc., NMC BMA Management Co.,
               NMC Diagnostic Services, Inc.
               National Medical Care, Inc.
               Fresenius Medical Care Holdings, Inc.

          By: /s/ Alan E. Reider          Dated: 1/18/00
             --------------------------         -------------------
               ALAN E. REIDER
               Counsel to Clinical Diagnostic
               Systems, Inc., NMC Diagnostic
               Services, Inc., NMC BMA Management Co.,
               National Medical Care, Inc.
               Fresenius Medical Care Holdings, Inc.

                                   EXHIBIT A
                               (Promissory Note)

The Promissory Note dated January 19, 2000 from National Medical Care, Inc. and Fresenius Medical Care Holdings, Inc. payable to the order of the United States is incorporated by reference to Exhibit A of Exhibit 10.2 to this Current Report on Form 8-K.

                                   EXHIBIT B
          (Amendment to Irrevocable Nontransferable Letter of Credit)

The Amendment to Irrevocable Nontransferable Letter of Credit dated January 19, 2000 issued by the Bank of Nova Scotia, Atlanta Agency to the United States is incorporated by reference to Exhibit B of Exhibit 10.2 to this Current Report on Form 8-K.

                                   EXHIBIT C
                                  (Guarantee)

The Guarantee Agreement dated as of July 31, 1996 among Fresenius Medical Care GmbH, the predecessor of Fresenius Medical Care AG, National Medical Care, Inc., W.R. Grace & Co. and the United States of America, is incorporated by reference to the Company's Registration Statement on Form S-4 (Registration No. 333-09497) dated August 2, 1996 and the exhibits thereto.

                                   EXHIBIT D
                    (List of Fresenius Affiliated Entities)

The List of Fresenius Affiliated Entities is incorporated by reference to Exhibit D of Exhibit 10.2 to this Current Report on Form 8-K.

                                   EXHIBIT E

                          FACILITIES IN BIA STUDY

LOCATION          CORPORATE NAME                                          FACILITY
1629              BIO-MEDICAL APPLICATIONS OF MA.,INC.                    WALTHAM
1110              BIO-MEDICAL APPLICATIONS OF MA.,INC.                    BOSTON - TKC
1109              BIO-MEDICAL APPLICATIONS OF MA.,INC.                    FRAMINGHAM
1654              BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.        SMITHFIELD
1656              BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.        ROANOKE RAPIDS
1688              BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.        CLINTON
1498              BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.        ROCKY MOUNT
1653              BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.        RALEIGH
1358              BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.        KINSTON
1652              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          PARKVIEW
1087              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          HARRISBURG
1380              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          NW PHILADELPHIA
1176              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          GREENSBURG
1175              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          PITTSBURGH
1122              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          SW PENN
1726              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          MOUNT PLEASANT
1683              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          UNIONTOWN
1209              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          HAZELTON
1123              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          POTTSVILLE
1395              BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.          FAIRMOUNT

                              FACILITIES IN DFT COHORT STUDY

LOCATION           CORPORATE NAME                                         FACILITY NAME
1605               BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.             ADRIAN
1273               BIO-MEDICAL APPLICATIONS OF OHIO, INC.                 AKRON
1481               BIO-MEDICAL APPLICATIONS OF INDIANA, INC.              ANDERSON
1253               BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.             ANN ARBOR
1181               BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.             ANNAPOLIS
1277               BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.             ARLINGTON
1178               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.         BUTLER
1356               BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.             CAMP SPRINGS
1112               BIO-MEDICAL APPLICATIONS OF MA.,INC.                   CAPE COD
1272               BIO-MEDICAL APPLICATIONS OF OHIO, INC.                 CENTRAL OHIO \ COLUMBUS
1639               BIO-MEDICAL APPLICATIONS OF OHIO, INC.                 CENTRAL OHIO EAST
1389               BIO-MEDICAL APPLICATIONS OF MA.,INC.                   CHICOPEE
1224               BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.              DELTONA
1265               BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.             DETROIT
1119               BIO-MEDICAL APPLICATIONS OF DC, INC.                   DUPONT CIRCLE
1441               BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.             EASTERN VIRGINIA
1682               BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.        ELKINS
1667               BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.             FLINT
1433               BIO-MEDICAL APPLICATIONS OF OHIO, INC.                 GRANT PARK
1176               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.         GREENSBURG
1300               BIO-MEDICAL APPLICATIONS OF INDIANA, INC.              INDIANAPOLIS
1298               BIO-MEDICAL APPLICATIONS OF JERSEY CITY, INC.          JERSEY CITY
1418               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.         KITTANNING
1625               BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.             LA PLATA
1108               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.         LATROBE
1354               BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.             LAUREL

                              FACILITIES IN DFT COHORT STUDY

LOCATION           CORPORATE NAME                                         FACILITY NAME
1355               BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.             LEONARDTOWN
1263               BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.             LIVONIA
1250               BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.             LOUISVILLE
1487               BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.           MANCHESTER
1262               BIO-MEDICAL APPLICATIONS OF OHIO, INC.                 MANSFIELD
1362               BIO-MEDICAL APPLICATIONS OF INDIANA, INC.              MARION COUNTY
1606               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.         MON VALLEY
1680               BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.        MORGANTOWN
1417               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.         NEW CASTLE
1450               BIO-MEDICAL APPLICATIONS  OF NEW HAMPSHIRE, INC.       NEW HAMPSHIRE
1361               BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.             NEW RIVER VALLEY
1397               BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.             NORTH ROANOKE
1466               BIO-MEDICAL APPLICATIONS OF NORTHEAST DC, INC.         NORTHEAST D.C.
1132               BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.             NORTHERN VIRGINIA AT ALEXANDRIA
1663               BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.             OWOSSO
1175               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.         PITTSBURGH
1170               BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.         PROVIDENCE
1106               BIO-MEDICAL APPLICATIONS OF NEW YORK, INC.             QUEENS
1601               ROCKWOOD DIALYSIS CENTER, INC.                         RICHMOND
1133               BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.             ROANOKE
1340               BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.             SMYTH COUNTY
1480               BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.             SOMERSET
1324               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.         SOUTH HILLS
1635               BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.             SOUTH LOUISVILLE
1377               BIO-MEDICAL APPLICATIONS OF SOUTH QUEENS, INC.         SOUTH QUEENS
1633               BIO-MEDICAL APPLICATIONS OF OHIO, INC.                 SOUTH SUMMIT
1434               BIO-MEDICAL APPLICATIONS OF INDIANA, INC.              SOUTHERN INDIANA

                              FACILITIES IN DFT COHORT STUDY

LOCATION           CORPORATE NAME                                         FACILITY NAME
1122               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.         SOUTHWESTERN PENN.
1111               BIO-MEDICAL APPLICATIONS OF MA., INC.                  SPRINGFIELD
1488               BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.             STERLING
1195               BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.             SUFFOLK
1604               TAPPAHANNOCK DIALYSIS CENTER, INC.                     TAPPAHANNOCK
1386               BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.         THREE RIVERS
1602               WEST END DIALYSIS CENTER, INC.                         WEST END
1490               BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.             WEST LOUISVILLE
1307               BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.           WOONSOCKET